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                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE
                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                           NEW ERA OF NETWORKS, INC.

                                      FOR

                       0.3878 OF A SHARE OF COMMON STOCK

                                       OF

                                  SYBASE, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 11, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                  March 15, 2001
To Our Clients:

     Enclosed for your consideration are the Prospectus, dated March 15, 2001 (as may from time to time be amended, supplemented or finalized, the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Neel Acquisition Corp. ("Purchaser"), a Delaware corporation and a wholly-owned subsidiary of Sybase, Inc., a Delaware corporation ("Sybase"), to exchange 0.3878 of a share of Sybase common stock, par value $0.001 per share (the "Sybase Common Shares") for each outstanding share of common stock of New Era of Networks, Inc., a Delaware corporation ("NEON"), par value $0.0001 per share (the "NEON Shares"). The Offer is being made in connection with the Agreement and Plan of Reorganization dated as of February 20, 2001 (the "Merger Agreement") among Sybase, Purchaser and NEON. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Purchaser will be merged with and into NEON (the "Merger"), with NEON surviving the Merger as a wholly-owned subsidiary of Sybase.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF NEON SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH NEON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER NEON SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the NEON Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. The consideration per NEON Share is 0.3878 of a Sybase Common
     Share.

          2. The Offer is being made for all outstanding NEON Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on April 11, 2001.

          4. The Offer is subject to various conditions set forth in the Prospectus, which you should review in detail.

          5. The NEON board of directors by the unanimous vote of all directors present and voting at a meeting duly called or held (1) determined that the Offer, the Merger and the Merger Agreement
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     are fair to, and in the best interests of, the NEON stockholders, (2)
     approved the Merger, the Offer and the Merger Agreement and (3) recommends that NEON stockholders accept the Offer and tender their NEON Shares pursuant thereto and approve and adopt the Merger Agreement.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the cash payable to such stockholder or other payee for fractional shares pursuant to the Offer.

     Except as disclosed in the Prospectus, neither Sybase nor Purchaser is aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR NEON SHARES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE OF THIS LETTER. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR NEON SHARES, ALL SUCH NEON SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED ON THE REVERSE SIDE OF THIS LETTER. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                           NEW ERA OF NETWORKS, INC.

                                      FOR

                             SHARES OF COMMON STOCK

                                       OF

                                  SYBASE, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated March 15, 2001 (as may from to time be amended, supplemented or finalized, the "Prospectus") and the related Letter of Transmittal in connection with the offer by Neel Acquisition Corp., a Delaware corporation, to exchange
0.3878 of a share of Sybase, Inc. common stock, par value $0.001 per share, for each outstanding share of common stock, par value $0.0001 per share (the "NEON Shares"), of New Era of Networks, Inc. ("NEON"), a Delaware corporation.

     This will instruct you to tender the number of NEON Shares indicated below (or if no number is indicated below, all NEON Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number:

Number of NEON Shares to be Tendered: *________ Shares

Dated: __________, 2001

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                                  SIGNATURE(S)

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                                 PRINT NAME(S)

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                                  ADDRESS(ES)

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                         AREA CODE AND TELEPHONE NUMBER

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                TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)

                    PLEASE RETURN THIS FORM TO THE BROKERAGE
                         FIRM MAINTAINING YOUR ACCOUNT
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* Unless otherwise indicated, it will be assumed that all NEON Shares held by us for your account are to be tendered.

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